Exhibit 99.2

TOWER BANCORP INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	THREE MONTHS 03-31-06	THREE MONTHS 03-31-05
INTEREST INCOME
INTEREST AND FEES ON LOANS	$3,710,827	$3,239,890
INTEREST ON INVESTMENT SECURITIES	830,532	509,283
INTEREST ON FED FUNDS SOLD	0	6,974
	$4,541,359	$3,756,147
INTEREST EXPENSE
INTEREST ON DEPOSITS	1,092,101	655,707
INTEREST ON OTHER BORROWED MONEY	379,779	449,077
	$1,471,880	$1,104,784
NET INTEREST INCOME	$3,069,479	$2,651,363
PROVISION FOR LOAN LOSSES	60,000	90,000
NET INTEREST INCOME AFTER PROVISION	$3,009,479	$2,561,363

OTHER INCOME:
INVESTMENT SERVICES & FEE INCOME	$584,946	$428,662
OTHER OPERATING INCOME	75,368	90,031
INVESTMENT SECURITIES GAINS (LOSSES)	414,299	197,663
	$1,074,613	$716,356

OTHER EXPENSES:
SALARIES,WAGES AND OTHER BENEFITS	$1,336,293	$1,106,524
OCCUPANCY EXPENSE	173,111	134,197
FURNITURE AND FIXTURE EXPENSE	376,167	328,827
OTHER OPERATING EXPENSES	576,379	501,991
	$2,461,950	$2,071,539
INCOME BEFORE TAXES	$1,622,142	$1,206,180
APPLICABLE INCOME TAXES	412,071	288,986

NET INCOME	$1,210,071	$917,194

NET INCOME PER SHARE:	$0.70	$0.53

NUMBER OF SHARES OUTSTANDING	1,732,419	1,725,987